MACROCHEM CORPORATION
                              110 HARTWELL AVENUE
                         LEXINGTON, MASSACHUSETTS 02421
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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 23, 2004
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     The undersigned hereby appoints Robert J. DeLuccia and Bernard R.
Patriacca, or either of them, with power of substitution to each, proxies to vote at the Annual Meeting of Stockholders of MacroChem Corporation, to be held on Wednesday, June 23, 2004 at the offices of Ropes & Gray LLP, One International Place, 36th Floor, Boston, Massachusetts, at 10:00 a.m., local time, or at any adjournments thereof, all of the shares of Common Stock, par value $.01 per share, of MacroChem Corporation that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no contrary direction is made, this proxy will be voted FOR all nominees and FOR Proposal Nos. 2, 3, and 4 as more specifically described in the proxy statement.


VOTE ON DIRECTORS

1.   Election of Directors:

     Nominees:  01) John L. Zabriskie
                02) Peter G. Martin
                03) Michael A. Davis
                04) Robert J. DeLuccia
                05) Paul S. Echenberg

     To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and write the nominee's name on the line below.

                FOR All           _____
                WITHHOLD All      _____
                FOR All Except    _____

VOTE ON PROPOSAL

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 2004.

     FOR _____          AGAINST _____           ABSTAIN _____

3. To approve a proposal to amend the Company's 2001 Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the Incentive Plan by 4,000,000.

     FOR _____          AGAINST _____           ABSTAIN _____

4. To approve a proposal to amend the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of capital stock from 60,000,000 shares of Common Stock and 6,000,000 shares of Preferred Stock to 100,000,000 shares of Common Stock and 6,000,000 shares of Preferred Stock.

     FOR _____          AGAINST _____           ABSTAIN _____

5. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

NOTE: Please sign exactly as name appears on this card. All joint owners should sign. When signing as executor, attorney, administrator or guardian or as a custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate signer's office. If a partnership, sign in the partnership name.

                                                           Yes      No
Please indicate if you plan to attend the meeting         _____    _____

HOUSEHOLDING ELECTION - Please indicate if you consent    _____    _____
                        to receive certain future
                        investor communications in a
                        single package per household




_____________________________________DATE______________
SIGNATURE (Please sign within box)

_____________________________________DATE______________
SIGNATURE (Joint Owners)